SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                           _____________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           ______________________


                         R&G FINANCIAL CORPORATION
_____________________________________________________________________________
            (Exact Name of Registrant as Specified in its charter)

             Puerto Rico                            66-0532217
________________________________________     ________________________________
(State of incorporation or organization)     (IRS Employer Identification No.)


280 Jesus T. Pinero Avenue
Hato Rey, San Juan, Puerto Rico                      00918
________________________________________      _______________________________
(Address of principal executive offices)      (including zip code)


If this Form relates to the                   If this Form relates to the
registration of a class of                    registration of a class of
securities pursuant to Section                securities pursuant to Section
12(b) of the Exchange Act and is              12(g) of the Exchange Act and is
effective pursuant to General                 effective pursuant to General
Instruction A.(c), please check               Instruction A.(d), please check
the following box.   /  /                     the following box.  / X /


Securities Act Registration Statement file number to which this form relates:
333-90463
---------


     Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Noncumulative Perpetual Monthly Income
                          Preferred Stock, Series B
                     ($25 liquidation preference per share)
                     ______________________________________
                              (Title of Class)



ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        See "Description of Series B Preferred Stock" of the Preliminary Prospectus included in the Registrant's Registration Statement on Form S-3, dated November 5, 1999 (Registration No. 333-90463), which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

        3.1* Amended and Restated Certificate of Incorporation of R&G Financial Corporation

        3.2**        Bylaws of R&G Financial Corporation

        3.3+ Form of Certificate of Resolutions designating the terms of the Series A Preferred Stock

        3.4++ Form of Certificate of Resolutions designating the terms of the Series B Preferred Stock

        4.1**        Form of Stock Certificate of R&G Financial Corporation

        4.2+ Form of Series A Preferred Stock Certificate of R&G Financial Corporation

        4.3++ Form of Series B Preferred Stock Certificate of R&G Financial Corporation



    * Incorporated by reference from the Current Report on Form 8-K filed by R&G Financial Corporation with the SEC on November 19, 1999.

    ** Incorporated by reference from the Form S-1 Registration Statement (Reg. No. 333-06245), filed by R&G Financial Corporation with the SEC on June 18, 1996, as amended.

    + Incorporated by reference from the Form S-3 Registration Statement (Reg. No. 333-60923), filed by R&G Financial Corporation with the SEC on August 7, 1998, as amended.

    ++ Incorporated by reference from the Form S-3 Registration Statement (Reg. No. 333-90463), filed by R&G Financial Corporation with the SEC on November 5, 1999.

                                      2


                                  SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                R&G FINANCIAL CORPORATION



Date: November 22, 1999         By: /s/ Victor J. Galan
                                    ------------------------------------
                                    Victor J. Galan
                                    Chairman of the Board, President and
                                     Chief Executive Officer




















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